Exhibit 99.1

Reata pharmaceuticals, inc. announces FIRST quarter 2020 financial RESULTS and provides an update on development programs

PLANO, Texas—May 11, 2020 (GLOBE NEWSWIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” or “we”), a clinical-stage biopharmaceutical company, today announced financial results for the quarter ended March 31, 2020, and provided an update on the Company’s business and product development programs.

Recent Company Highlights

Reata recently announced changes to its clinical programs and operations as a result of the COVID-19 pandemic.  For each clinical development program, Reata developed and implemented changes designed to mitigate risk to patients; comply with regulatory, institutional, and government guidance; and maintain the integrity of our ongoing clinical studies.  At this time, we expect that data collection for the ongoing CARDINAL study of bardoxolone methyl (bardoxolone) in chronic kidney disease caused by Alport syndrome will not be significantly impacted by the COVID-19 pandemic.  We have observed no significant data loss during this period.

When the FALCON trial for bardoxolone in ADPKD was paused in March, we implemented adjustments similar to those implemented for CARDINAL.  We have observed no significant data loss in the FALCON trial to date.  For the FALCON study, we have been able to continue treatment of patients enrolled in the study, but because in-clinic visits are necessary to enroll new patients, we have had to pause enrollment of new patients into the study.  Clinical trial sites are starting to reopen, and we are hopeful that we may be able to resume screening of patients for FALCON as early as this quarter at some sites.

Additionally, we do not believe that the COVID-19 pandemic will have a significant impact on our ability to execute on the planned New Drug Application submissions for bardoxolone in Alport syndrome or omaveloxolone in Friedreich’s ataxia.

First Quarter Financial Highlights

Cash and Cash Equivalents

On March 31, 2020, we had cash and cash equivalents of $624.5 million, as compared to $664.3 million at December 31, 2019.

Collaboration Revenue

Collaboration Revenue was $1.4 million in the first quarter of 2020, as compared to $7.8 million for the same period of the year prior. Revenue for the first quarter of 2020 included $1.2 million from the Kyowa Kirin Co., Ltd. license agreement and $0.2 million from other sources.

GAAP and Non-GAAP Research and Development (R&D) Expenses

R&D expenses according to generally accepted accounting principles in the U.S. (GAAP) were $47.7 million for the first quarter of 2020, as compared to $26.1 million for the same period of the year prior.

Non-GAAP R&D expenses were $36.1 million for the first quarter of 2020, as compared to $24.4 million for the same period of the year prior.11

GAAP and Non-GAAP General and Administrative (G&A) Expenses

GAAP G&A expenses were $20.8 million for the first quarter of 2020, as compared to $10.0 million for the same period of the year prior.

Non-GAAP G&A expenses were $13.0 million for the first quarter of 2020, as compared to $7.5 million for the same period of the year prior.1

GAAP and Non-GAAP Net Loss

The GAAP net loss for the first quarter of 2020 was $48.9 million, or $1.47 per share, on both a basic and diluted basis, as compared to a GAAP net loss of $29.2 million, or $0.98 per share, on both a basic and diluted basis, for the same period of the year prior.

The increase in GAAP net loss is driven primarily by an increase in expenses, offset by an income tax benefit. Higher expenses were driven by an increase in research and development activities, including personnel-related costs to support this growth. Under the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), we recognized a tax benefit of $22.1 million.

The non-GAAP net loss for the first quarter of 2020 was $29.6 million, or $0.89 per share on both a basic and diluted basis, as compared to a non-GAAP net loss of $24.9 million, or $0.84 per share, on both a basic and diluted basis, for the same period of the year prior.1

Reiterates Cash Guidance

The Company reiterated that it expects existing cash and cash equivalents to be sufficient to enable it to fund operations through the end of 2021.

Non-GAAP Financial Measures

[1]

See “Use of Non-GAAP Financial Measures” below for a description of non-GAAP financial measures and a reconciliation between GAAP and non-GAAP R&D expenses, GAAP and non-GAAP G&A expenses, and GAAP and non-GAAP net loss, respectively, appearing later in the press release.

This press release contains non-GAAP financial measures, including non-GAAP R&D expenses, non-GAAP G&A expenses, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per common share – basic and diluted. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The Company defines non-GAAP R&D expenses as GAAP R&D expenses less stock-based compensation expense, non-GAAP G&A expenses as GAAP G&A expenses less stock-based compensation expense, non-GAAP operating expenses as GAAP operating expenses less stock-based compensation expense and reacquired license rights expense, non-GAAP net loss as GAAP net loss plus stock-based compensation expense and reacquired license rights expense, and non-GAAP net loss per common share – basic and diluted as GAAP net loss per common share – basic and diluted plus stock-based compensation expense and reacquired license rights expense. During the three months ended March 31, 2020 and 2019, the Company did not incur any reacquired license rights expense; therefore, this expense is not included in the reconciliations below for the measures for non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per common share – basic and diluted for these periods. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of reacquired license rights expense because the Company believes its impact makes it difficult to compare its results to prior periods and anticipated future periods.

Because management believes certain items such as stock-based compensation expense and reacquired license rights expense can distort the trends associated with the Company’s ongoing performance, the following measures are often provided, excluding special items, and utilized by the Company’s management, analysts, and investors to enhance consistency and comparability of year-over-year results, as well as to industry trends, and to provide a basis for evaluating operating results in future periods: non-GAAP net loss; non-GAAP net loss per common share – basic and diluted; non-GAAP R&D expenses; non-GAAP G&A expenses; and non-GAAP operating expenses.

The Company believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

Conference Call Information

Reata’s management will host a conference call on May 11, 2020 at 4:30 PM ET. The conference call will be accessible by dialing (844) 348-3946 or (213) 358-0892 (international) using the access code: 6936548. The webcast link is https://edge.media-server.com/mmc/p/5a3us7n3.

First quarter 2020 financial results to be discussed during the call will be included in an earnings press release that will be available on the company’s website shortly before the call at http://reatapharma.com/investors/ and will be available for 12 months after the call. The audio recording and webcast will be accessible for at least 90 days after the event at http://reatapharma.com/investors/.

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation.  Reata’s two most advanced clinical candidates, bardoxolone  and omaveloxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling.  Bardoxolone and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

http://reatapharma.com

Investors:

Vinny Jindal

Vice President, Corporate Communications and Strategy

(469) 374-8721

ir@reatapharma.com

http://reatapharma.com/contact-us/

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.”  Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including the detailed factors discussed under the caption “Risk Factors.” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

	Three Months Ended
	March 31,
	2020	2019
Consolidated Statements of Operations	(unaudited)
	(in thousands, except share and per share data)
Collaboration revenue
License and milestone	$1,169	$7,726
Other revenue	184	44
Total collaboration revenue	1,353	7,770
Expenses
Research and development	47,653	26,114
General and administrative	20,787	10,038
Depreciation	278	170
Total expenses	68,718	36,322
Other income (expense), net	(3,814)	(600)
Loss before taxes on income	(71,179)	(29,152)
(Benefit from) provision for taxes on income	(22,240)	2
Net loss	$(48,939)	$(29,154)
Net loss per share—basic and diluted	$(1.47)	$(0.98)
Weighted-average number of common shares used in net loss per share basic and diluted	33,222,085	29,830,114

	As of March 31, 2020 (unaudited)	As of December 31, 2019
	(in thousands)
Condensed Consolidated Balance Sheet Data
Cash and cash equivalents	$624,488	$664,324
Working capital	451,016	477,262
Total assets	664,198	682,420
Term loan (including current portion, net of issuance cost)	155,506	155,017
Payable to collaborators	218,440	216,862
Deferred revenue (including current portion)	8,220	9,389
Accumulated deficit	(759,432)	(710,493)
Total stockholders’ equity (deficit)	$228,647	$256,857

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands, except for per share data) (unaudited):

	Three Months Ended
	March 31,
	2020	2019
Reconciliation of GAAP to Non-GAAP Research and development:
GAAP Research and development	$47,653	$26,114
Less: Stock-based compensation expense	(11,516)	(1,691)
Non-GAAP Research and development	$36,137	$24,423

Reconciliation of GAAP to Non-GAAP General and administrative:
GAAP General and administrative	$20,787	$10,038
Less: Stock-based compensation expense	(7,791)	(2,536)
Non-GAAP General and administrative	$12,996	$7,502

Reconciliation of GAAP to Non-GAAP Operating expenses:
GAAP Operating expenses	$68,718	$36,322
Less: Stock-based compensation expense	(19,307)	(4,227)
Non-GAAP Operating expenses	$49,411	$32,095

Reconciliation of GAAP to Non-GAAP Net loss:
GAAP Net loss	$(48,939)	$(29,154)
Add: Stock-based compensation expense	19,307	4,227
Non-GAAP Net loss	$(29,632)	$(24,927)

Reconciliation of GAAP to Non-GAAP Net loss per common share-basic and diluted:
GAAP Net loss per common share-basic and diluted	$(1.47)	$(0.98)
Add: Stock-based compensation expense	0.58	0.14
Non-GAAP Net loss per common share-basic and diluted	$(0.89)	$(0.84)

	Three Months Ended
Reconciliation of GAAP to Non-GAAP Operating expenses	March 31, 2020	December 31, 2019
GAAP - Operating expenses	$68,718	$187,103
Less: Stock-based compensation expense	(19,307)	(12,291)
Less: Reacquired license rights expense	-	(124,398)
Non - GAAP - Operating expenses	$49,411	$50,414

Reconciliation of GAAP to Non-GAAP Net loss
GAAP - Net loss	$(48,939)	$(186,942)
Add: Stock-based compensation expense	19,307	12,291
Add: Reacquired license rights expense	-	124,398
Non-GAAP Net loss	$(29,632)	$(50,253)